Exhibit  23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16939) pertaining to the 1994 Incentive Plan of Clean Diesel Technologies, Inc., of our report date March 14, 2001 with respect to the financial statements of Clean Diesel Technologies Inc., and the inclusion of our report in Amendment No. 1 to the Annual Report Form 10K/A for the year ended December 31, 2000.


/s/  ERNST  &  YOUNG  LLP

Stamford,  Connecticut
April  9,  2001



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